ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (“Agreement”) is entered into as of October 6, 2014 (the “Effective Date”) by and between Rich Pharmaceuticals, Inc., a Nevada Corporation (the “Company”), Richard L. Chang Holding’s, LLC (“Holdings LLC”), and Imagic LLC, a California limited liability company (“Imagic LLC”).

WHEREAS, the Company, Imagic LLC, and Holdings LLC are parties to that certain Memorandum of Understanding and Asset Assignment Agreement (the “Assignment Agreement”) dated July 18, 2013;

WHEREAS, pursuant to the Assignment Agreement dated as of July 16, 2013, Holdings LLC assigned its 100% interest in United States Patent No. 6,063,814 entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and utility patent application titled COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF NEOPLASMS (Acute Myeloid Leukemia) and all related intellectual property, inventions and trade secrets, data, and clinical study results, as well as all indicated intellectual property, inventions and trade secrets, data, and clinical study results thereof worldwide to the Company, with the exception of the indication for Hodgkin’s Lymphoma.

WHEREAS, pursuant to Section 2(c) of the Assignment Agreement, on October 6, 2014, 2014 Holdings LLC and Imagic LLC notified the Company in writing of their intent to exercise the option for Holdings LLC to assign to the Company the indication for Hodgkin’s Lymphoma in consideration for the issuance of restricted Company common stock to Imagic LLC;

WHEREAS, the Company desires to purchase the Hodgkin’s IP, and Holdings LLC desires to sell the Hodgkin’s IP to the Company, as provided in Section 2(c) of the Assignment Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.                  Assignment of Assets.

a.                  Assignment. Holdings LLC owns the utility patent application number 61998397, entitled COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF HODGKIN’S LYMPHOMA and all related intellectual property, inventions and trade secrets, data, and clinical study results (collectively, the “Patent Assets”). Holdings LLC hereby assigns to the Company all of its right, title and interest in and to the Patent Assets, and in and to all rights to apply for continuations, additional applications or foreign patents relating to the Patent Assets and all proceeds of the foregoing, including, without limitation, any claim by Holdings LLC third parties for past, present, or future infringement of the Patent Assets.

b.                  Further Assurances. Holdings LLC agrees to, and to cause the patent inventors to, cooperate with the Company to enable it to enjoy to the fullest extent the right, title and interest herein conveyed in the Patent Assets in the United States and foreign countries. Such cooperation shall include prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, specifications, executing USPTO assignment documents in favor of the Company, declarations or other papers, and other assistance all to the extent deemed necessary or desirable by the Company (a) for perfecting in the right, title and interest in the Patent Assets; (b) for prosecuting any of the patent applications; (c) for filing and prosecuting substitute, divisional, continuing or additional applications; (d) for filing and prosecuting applications for reissuance of any patents; (e) for interference or other priority proceedings; and (f) for legal proceedings involving the Patent Assets and any applications therefor and any patents granted thereon; provided, however, that the expense incurred by Holdings LLC in providing such cooperation shall be paid for by the Company. This Agreement expressly grants to the Company all rights in the Patent Assets as fully and entirely as the same would have been held and enjoyed by Holdings LLC.

c.                   Recordation. Without limiting the generality of the foregoing, Holdings LLC agrees concurrently with the execution of this Agreement to execute a Recordation Form Cover Sheet for recording the assignment in the USPTO. To the extent that the patent laws of any country require the recordation or registration of this Agreement to ensure the continued validity and enforceability of the Patent Assets or this Agreement in connection with the assignment, Holdings LLC shall take whatever action is necessary to record or obtain registration of this Agreement, including the filing of all necessary documents.

2.                  Consideration. In consideration of the assignment of the Patent Assets by Holdings LLC, the Company shall issue 220,792,028 shares of restricted Company common stock to Imagic LLC, calculated by reference to Section 2(c) of the Assignment Agreement.

3.                  Representations and Warranties.

a. Reciprocal. Each of the parties represents and warrants to the other party that (a) it has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms, and (c) the execution, delivery and performance of the Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to such party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. The Company represents and warrants that as of the Effective Date, it has 423,062,860 shares of common stock outstanding and 6,000,000 shares of Series “A” preferred stock outstanding.

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b. Holdings LLC. Holdings LLC hereby represents and warrants to the Company the following:

(i)	Holdings LLC is the sole and exclusive owner of all rights, title and interest in the Patent Assets;
(ii)	The Patent Assets are free and clear of any liens, license rights (except as set forth in this Agreement), security interests, encumbrances or rights to repurchase;
(iii)	Holdings LLC has not assigned, transferred, licensed, pledged or otherwise encumbered any of the Patent Assets or agreed to do so;
(iv)	Holdings LLC is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) concerning the Patent Assets;
(v)	The Patent Assets are properly filed or issued, as applicable, currently in compliance with formal legal requirements (including, without limitation, payment of filing, examination and governmental taxes and maintenance fees) and enforceable;
(vi)	Holdings LLC is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Patent Assets;
(vii)	Holdings LLC has paid any annuity, renewal, or administrative fee related to the Patent Assets before the execution of this Agreement;
(viii)	In connection with the issuance of restricted shares, Holdings LLC acknowledges that the shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of its, his or her representations made with respect to the investment. Holdings LLC further acknowledges that the shares will be restricted securities within the meaning of the Securities Act and may not be transferred unless registered or an exemption from registration is available.
(ix)	In connection with the issuance of restricted shares, Holdings LLC (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the shares; (ii) have the ability to bear the economic risks of the prospective investment; (iii) have had all questions which have been asked by Holdings LLC have been satisfactorily answered by the Company and has been provided with and had the opportunity to review all filings made by the Company with the United States Securities and Exchange Commission, which filings are available at the SEC’s website at www.sec.gov; and (iv) have not been offered the shares by any form of general solicitation;
(x)	In connection with the issuance of restricted shares, Holdings LLC represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act;
(xi)	Holdings LLC has obtained all required board, shareholder and any other consent and approval required or necessary to enter into this Agreement and assign the Patent Assets to the Company, and to have Holdings LLC assign to Ben Chang any rights it has in the Company stock described in Section 2; and
(xii)	Holdings LLC represents and warrants that Richard L. Chang is its sole member and manager.

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5.                  Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada as such laws are applied to contracts entered into and performed entirely within Nevada by Nevada residents.

6.                  Transaction Expenses. The parties agree that each party shall be solely responsible for the payment of all transaction expenses incurred by such party relating to the transactions contemplated in this Agreement.

7.                  Attorneys' Fees. In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to its damages, its reasonable attorneys' fees and costs incurred in connection therewith.

8.                  Execution in Counterparts. This Agreement may be executed in one or more counterparts which may be delivered by facsimile or by email in PDF, each of which shall be considered an original instrument, but all of which shall be considered one and the same Agreement.

9.                  Binding Agreement. The parties intend for this Agreement to constitute binding, enforceable obligations of the parties.

10.               Entire Agreement; Modifications; Miscellaneous. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by each of the parties hereto. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

11.               Legal Counsel. Each party to this Agreement hereby represents and warrants to the other party that it has its own legal counsel and it has been advised by its legal counsel with respect to the provisions of this Agreement, and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or legal counsel other than its own legal counsel.

[Signature Page Follows]

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IN WITNESS WHEREOF, he undersigned have caused their authorized representatives to execute this Agreement as of the date first set forth above.

RICHARD L. CHANG’S HOLDINGS, LLC	RICH PHARMACEUTICALS, INC.
/s/ Richard L. Chang By: ____________________________________ Richard L. Chang, Sole Member and Manager	/s/ Ben Chang By: ____________________________________ Ben Chang, Chairman & CEO
IMAGIC LLC
/s/ Ben Chang By: ____________________________________ Ben Chang, Sole Member and Manager

[Signature Page to Chang Holdings/Rich Pharmaceuticals Assignment]

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